VMOSO, INC.

CLASS 1 COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is made as of January 2, 2019 by and between Vmoso, Inc., a Delaware corporation (the “Company”) and Dr. Pehong Chen (“Purchaser”).  Certain capitalized terms used below are defined in the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

Total shares of Stock purchased:	3,000,000 shares of Class 1 Common Stock (the “Stock”)
Purchase Price per share:	$1.00
Total Purchase Price:	$3,000.000.00
Form of Payment:	Cash: $3,000.000.00

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Class 1 Common Stock Purchase Agreement

Pehong Chen

Additional Terms/Acknowledgements: The undersigned Purchaser acknowledges receipt of, and understands and agrees to, this Class 1 Common Stock Purchase Agreement, including the terms and conditions set forth in Exhibit A attached to this Agreement, which are incorporated by reference.

COMPANY:

Vmoso, Inc.

By:	/s/ Pehong Chen

	Name:	Pehong Chen
	Title:	Chief Executive Officer

E-mail:	Pehong.Chen@BroadVision.com

Address:	460 Seaport Court, Suite 102
Redwood City, CA 94063
c/o Broad Vision, Inc.

PURCHASER:

Pehong Chen

/s/ Pehong Chen
(Signature)

E-mail:	Pehong.Chen@BroadVision.com

Address:	460 Seaport Court, Suite 102
Redwood City, CA 94063

Class 1 Common Stock Purchase Agreement

Pehong Chen

EXHIBIT A

Terms and Conditions Incorporated into

Class 1 COMMON Stock Purchase Agreement

1.Purchase and Sale of Stock.  Purchaser agrees to purchase from the Company, and the Company agrees to sell to Purchaser, the number of shares of Stock for the consideration set forth in the cover page to this Agreement.  The closing of the transactions contemplated by this Agreement, including payment for and delivery of the Stock, will occur at the offices of the Company immediately following the execution of this Agreement, or at such other time and place as the parties may mutually agree.

2.Investment Representations.  In connection with the purchase of the Stock, Purchaser represents to the Company the following:

(a)Purchaser has been given the opportunity to ask questions and obtain material and relevant information from the Company regarding the Stock. Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Stock.  Purchaser is purchasing the Stock for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Act”).

(b)Purchaser understands that the Stock has not been registered under the Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed in this Agreement.

(c)Purchaser further acknowledges and understands that the Stock must be held indefinitely unless the Stock is subsequently registered under the Act or an exemption from such registration is available.  Purchaser further acknowledges and understands that the Company is under no obligation to register the Stock.  Purchaser understands that the certificate evidencing the Stock will be imprinted with a legend that prohibits the transfer of the Stock unless the Stock is registered or such registration is not required in the opinion of counsel for the Company. Purchaser further acknowledges that the Stock purchased hereunder may be required to be held indefinitely, and that during such time, the value of such Stock may increase or decrease, such that any risk associated with the fluctuation in value of such Stock shall be borne by the Purchaser.

(d)Purchaser understands and acknowledges that in addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Stock except in compliance with the provisions contained herein, in the Bylaws of the Company, and any applicable securities laws. Furthermore, Purchaser explicitly acknowledges that the Stock shall be subject to any right of first refusal in favor of the Company or its assignees as provided in the Bylaws of the Company.

(e)Purchaser is familiar with the provisions of Rule 144 under the Act as in effect from time to time, that, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of such securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.

(f)Purchaser further understands that at the time Purchaser wishes to sell the Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Purchaser may be precluded from selling the Stock under Rule 144 even if the minimum holding period requirement had been satisfied.

(g)Purchaser further warrants and represents that Purchaser has either (i) preexisting personal or business relationships, with the Company or any of its officers, directors or controlling persons, or (ii) the capacity to protect Purchaser’s own interests in connection with the purchase of the Stock by virtue of the business or financial expertise of Purchaser or of professional advisors to Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

(h)Purchaser acknowledges that Purchaser has read all tax related sections and further acknowledges Purchaser has had an opportunity to consult Purchaser’s own tax, legal and financial advisors regarding the purchase of common stock under this Agreement.

(i)Purchaser acknowledges and agrees that in making the decision to purchase the common stock under this Agreement, Purchaser has not relied on any statement, whether written or oral, regarding the subject matter of this Agreement, except as expressly provided in this Agreement and in the attachments and exhibits to this Agreement.

(j)If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”)), the Purchaser has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock.  The Purchaser’s subscription and payment for and continued beneficial ownership of the Stock will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.Restrictive Legends.  All certificates representing the Stock will have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties to this Agreement):

(a)“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(c)“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(d)Any legend required by appropriate blue sky officials.

4.Market Stand-Off Agreement.  Purchaser will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale of, any common stock or other securities of the Company held by Purchaser (other than those included in the registration), including the Stock (the “Restricted Securities”), during the 180-day period following the effective date of  the Company’s first firm commitment underwritten public offering of its common stock (or such longer period as the underwriters or the Company will request in order to facilitate compliance with FINRA Rule 2241 or NYSE Member Rule 472 or any successor or similar rule or regulation).  Purchaser agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriters that are consistent with the foregoing or that are necessary to give further effect to the foregoing provision.  In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Purchaser’s Restricted Securities until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 4 and have the right, power and authority to enforce the provisions hereof as though they were a party to this Agreement.

5.Miscellaneous.

(a)Waiver of Information Rights. Purchaser hereby acknowledges and agrees that, except for such information as required to be delivered to Purchaser by the Company pursuant to any other agreement by and between the Company and Purchaser, Purchaser has no right to receive any information from the Company by virtue of such Purchaser’s purchase of the Shares, ownership of the Shares, or as a result of Purchaser being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, Purchaser hereby waives Purchaser’s inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Company’s capital stock or the Shares (the “Inspection Rights”).  Purchaser hereby covenants and agrees never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

(b)Notices. All notices required or permitted hereunder will be in writing and will be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day; (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications will be sent to the other party to this Agreement at such party’s address hereinafter set forth on the signature page hereof, or at such other address as such party may designate by 10 days’ advance written notice to the other party hereto.

(c)Successors and Assigns.  This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser’s successors, and assigns.

(d)Attorneys’ Fees.  The prevailing party in any suit or action hereunder will be entitled to recover from the losing party all costs incurred by it in enforcing the performance of, or protecting its rights under, any part of this Agreement, including reasonable costs of investigation and attorneys’ fees.

(e)Governing Law; Venue.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.  The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement will be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

(f)Further Execution.  The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

(g)Independent Counsel.  Purchaser acknowledges that this Agreement has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Purchaser.  Purchaser has been provided with an opportunity to consult with his, her or its own counsel with respect to this Agreement.

(h)Entire Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof.  This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

(i)Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision will be excluded from this Agreement, (ii) the balance of the Agreement will be interpreted as if such provision were so excluded and (iii) the balance of the Agreement will be enforceable in accordance with its terms.

(j)Counterparts.  This Agreement (including any schedules and/or exhibits hereto or thereto) may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[End of Exhibit A to Class 1 Common Stock Purchase Agreement]